As filed with the Securities and Exchange Commission on December 24, 2009
File No. 001-34434

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to

Form 10

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Madison Square Garden, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0624498
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY (Address of Principal Executive Offices)	10121 (Zip Code)
(212) 465-6000
(Registrant’s telephone number, including area code)

Securities to be Registered
Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange
to be so Registered	on Which Each Class is to be Registered

Class A Common Stock, par value $.01 per share	The NASDAQ Stock Market LLC

Securities to be Registered Pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10
AND THE ATTACHED INFORMATION STATEMENT.

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “Madison Square Garden, Inc. Combined Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this information statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Properties” of this information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the sections “Summary” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of this information statement. Those sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of this information statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of this information statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of this information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of this information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Distribution,” “Dividend Policy,” “Business,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Capital Stock” of this information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

On July 29, 2009, in connection with the incorporation of Madison Square Garden, Inc., Regional Programming Partners, GP, an indirect subsidiary of Cablevision Systems Corporation, acquired 1,000 shares of common stock of Madison Square Garden, Inc. for $10.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “The Distribution” and “Description of Capital Stock” of this information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of this information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Madison Square Garden, Inc. Combined Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “Madison Square Garden, Inc. Combined Financial Statements” beginning on page F-1 of this information statement. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1	Form of Distribution Agreement between Cablevision Systems Corporation and Madison Square Garden, Inc. (“Distribution Agreement”)†
2.2	Form of Contribution Agreement among Cablevision Systems Corporation, Regional Programming Partners and Madison Square Garden, Inc.
3.1	Certificate of Incorporation of Madison Square Garden, Inc.†
3.2	Form of Amended and Restated Certificate of Incorporation (as in effect immediately prior to Distribution).†
3.3	By-laws of Madison Square Garden, Inc.†
3.4	Form of Amended By-Laws (as in effect immediately prior to Distribution).†
8.1	Form of Tax Opinion of Sullivan & Cromwell LLP.
10.1	Form of Transition Services Agreement between Cablevision Systems Corporation and Madison Square Garden, Inc. (“Transition Services Agreement”).†
10.2	Form of Tax Disaffiliation Agreement between Cablevision Systems Corporation and Madison Square Garden, Inc. (“Tax Disaffiliation Agreement”).
10.3	Form of Employee Matters Agreement between Cablevision Systems Corporation and Madison Square Garden, Inc. (“Employee Matters Agreement”).†
10.4	Form of Madison Square Garden, Inc. 2009 Employee Stock Plan.†
10.5	Form of Madison Square Garden, Inc. 2009 Cash Incentive Plan.†
10.6	Form of Madison Square Garden, Inc. 2009 Stock Plan for Non-Employee Directors.†
10.7	Lease Agreement, between RCPI Trust and Radio City Productions LLC, relating to Radio City Music Hall, dated December 4, 1997.†+

Exhibit No.	Description

10.8	First Amendment to Original Lease Agreement, dated December 4, 1997, between RCPI Trust and Radio City Productions LLC, dated February 19, 1999.†
10.9	Second Amendment to Original Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, LLC and Radio City Productions LLC, dated November 6, 2002.†+
10.10	Third Amendment to Original Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, LLC and Radio City Productions LLC, dated August 14, 2008.†+
10.11	Restated Guaranty of Lease between Madison Square Garden, L.P. and RCPI Landmark Properties, LLC, dated August 14, 2008.†+
10.12	Form of Affiliation Agreement between CSC Holdings, Inc. and Madison Square Garden, L.P. (“Affiliation Agreement”).†+
10.13	Form of Madison Square Garden, Inc. Option Agreement in respect of Vested Cablevision Options granted on and prior to November 8, 2005.
10.14	Form of Madison Square Garden, Inc. Option Agreement in respect of Vested Cablevision Options and Rights.
10.15	Form of Madison Square Garden, Inc. Option Agreement in respect of Vested Cablevision Options granted on June 5, 2006.
10.16	Form of Madison Square Garden, Inc. Option Agreement in respect of Cablevision Options granted on January 20, 2009.
10.17	Form of Madison Square Garden, Inc. Option Agreement in respect of Cablevision Options granted on March 5, 2009.
10.18	Employment Agreement by and between Madison Square Garden, Inc. and James L. Dolan.
10.19	Employment Agreement by and between Madison Square Garden, Inc. and Hank J. Ratner.
10.20	Employment Agreement by and between Madison Square Garden, Inc. and Robert M. Pollichino.
10.21	Employment Agreement by and between Madison Square Garden, Inc. and Lawrence J. Burian.
10.22	Form of Time Sharing Agreement between Dolan Family Office LLC and Madison Square Garden, Inc.
21.1	Subsidiaries of the Registrant.
99.1	Preliminary Information Statement dated December 24, 2009.

†	Previously filed
*	To be filed by amendment
+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Madison Square Garden, Inc.

By:	/s/ Robert M. Pollichino
Name: Robert M. Pollichino

Title:	Executive Vice President and Chief Financial Officer

Dated: December 24, 2009